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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                 FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported) September 8, 1998


                      Commission file number 0-23606


                       EDUCATIONAL INSIGHTS, INC.
          (Exact name of Registrant as specified in its Charter)

       California                             95-2392545

(State of incorporation)           (IRS Employer Identification No.)

16941 Keegan Avenue, Carson, California                       90746
(Address of principal executive offices)                   (Zip Code)

                             (310) 884-2000
           (Registrant's telephone number, including area code)


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Item 5.  OTHER EVENTS

     See the following press release, dated September 8, 1998, announcing a change in the officers of the Company. This change will occur on September 17, 1998.

For more information, Contact:                   FOR IMMEDIATE RELEASE
G. Reid Calcott
Chief Financial Officer
(310) 884-2200
(310) 884-2013 (fax)

                        EDUCATIONAL INSIGHTS
                    ANNOUNCES NEW PRESIDENT/CEO

Carson, CA - September 8, 1998 - Educational Insights (NASDAQ:EDIN) announced today that Ted Eischeid will assume leadership as its new President and Chief Executive Officer on September 17, 1998.

Mr. Eischeid, who is a seasoned executive in the consumer products industry, has come to the Company from Revell-Monogram Inc. where for the last seven years he has served as President and Chief Executive Officer. He also currently serves as Vice Chairman of the Toy Manufacturers of America trade association.

Mr. Eischeid began his career with Arthur Andersen & Co.and spent eight years with Arvey Corporation, primarily in financial management.

Mr. Eischeid's educational credentials include a Bachelor of Science degree from Iowa State University, a Masters of Management from Northwestern University, and a Juris Doctor, Cum Laude degree from Loyola University of Chicago.

Mr. Eischeid is married and has two daughters. They will be moving to Southern California as soon as practical.

In announcing Mr. Eischeid's employment, Jay Cutler, President of Educational Insights, stated, "I'm pleased that Ted will be joining Educational
Insights. He brings the kind of experience and leadership that I believe will significantly improve shareholder value while fostering talent at Educational Insights to drive the Company as a leader in the markets it serves."

Mr. Cutler will be vacating his position with Educational Insights, but will remain as a Director of the Company.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorizes.

                                   Educational Insights, Inc.
                                        (Registrant)

September 11, 1998                      By: /s/ Stephen E. Billis
                                           -----------------------
                                           Stephen E. Billis
                                           Controller and Secretary